O:\Shared/SP/Income/Compliance 3rdParty Oversight/Annual Certification/Certification/2002 Deals/First Union National Bank
Commer Mtg Trust 2002 C-1
Wachovia Securities, Inc.
8739 Research Drive, URP 4
Charlotte, NC 28288
WACHOVIA SECURITIES
OFFICER'S CERTIFICATE

Reference is hereby made to that certain Pooling and Servicing Agreement dated as of February 25, 2002, by and among First Union Commercial Mortgage
Securities, Inc. as Depositor, Wachovia Bank National Association (Formerly known as
First Union National Bank) as Master Servicer, GMAC Commercial Mortgage Corp., as
Special Servicer, and Wells Fargo Bank Minnesota, National Association as Trustee, with respect to Commercial Mortgage Pass-Through Certificates, Series 2002-C1 (the
"Agreement"). Capitalized terms used herein not otherwise defined shall have the meanings assigned in the Agreement.
Pursuant to Section 3.13 of this Agreement, Timothy E. Steward and Clyde M.
Alexander, Directors of the Master Servicer, do hereby certify that:
1.
A review of the activities of the Master Servicer during the period from
January 1, 2004 through December 31, 2004 and of its performance under the
Agreement during such period has been made under our supervision; and
2.
To the best of our knowledge, based on such review, the Master Servicer has fulfilled all its obligations under the Agreement in all material respects throughout the period January 1, 2004 through December 31, 2004; and
3.
The Master Servicer has received no notice regarding qualification, or challenging the status, of REMIC I or REMIC II as a REMIC under the
REMIC Provisions or of the Grantor Trust as a "Grantor Trust" for income tax purposes under the Grantor Trust Provisions from the Internal Revenue Service or any other governmental agency or body.
IN WITNESS WHEREOF, the undersigned have executed this Certificate as of the 11th day of March 2005.

/s/ Timothy E. Steward
Timothy E. Steward, Director
Wachovia Bank National Association

/s/ Clyde Alexander
Clyde Alexander, Director
Wachovia Bank National Association